Exhibit 10.3

AMENDMENT NO. 1

TO THE

ADVISORY AGREEMENT

This amendment no. 1 to the Advisory Agreement dated as of September 27, 2010 (the “Advisory Agreement”) between KBS Real Estate Investment Trust III, Inc., a Maryland corporation (the “Company”), and KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”), is entered as of November 18, 2010 (the “Amendment”). Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.

WHEREAS, upon the terms set forth in this Amendment, the Advisor has agreed to amend and restate Section 8.01 of the Advisory Agreement and to increase the Acquisition Fee payable to the Advisor under the Advisory Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree that Section 8.01 of the Advisory Agreement is hereby amended and restated in its entirety as follows:

8.01 Acquisition Fees. As compensation for the investigation, selection and acquisition (by purchase, investment or exchange) of Properties and other Permitted Investments, the Company shall pay an Acquisition Fee to the Advisor for each such investment. With respect to the acquisition of a Property to be wholly owned by the Company, the Acquisition Fee payable to the Advisor shall equal 1.00% of the sum of the amount actually paid or allocated to the purchase, development, construction or improvement of such Property, inclusive of the Acquisition Expenses associated with such Property, and the amount of any debt attributable to such Property. With respect to other wholly owned Permitted Investments, the Acquisition Fee payable to the Advisor shall equal 1.00% of the cost of such investment, inclusive of Acquisition Expenses associated with such investment, and the amount of any debt attributable to such Permitted Investment. With respect to the acquisition of a Property or other Permitted Investment through any Joint Venture or any partnership in which the Company is, directly or indirectly, a co-venturer or partner, the Acquisition Fee payable to the Advisor shall equal 1.00% of the portion of the amount actually paid or allocated to the purchase, development, construction or improvement of the Property or other Permitted Investment, inclusive of the Acquisition Expenses associated with such Property or Permitted Investment, plus the amount of any outstanding debt associated with such Property or Permitted Investment that is attributable to the Company’s investment in the Joint Venture or partnership. Notwithstanding anything herein to the contrary, the payment of Acquisition Fees by the Company shall be subject to the limitations contained in the Company’s Articles of Incorporation. The Advisor shall submit an invoice to the Company on or about the closing or closings of each acquisition, accompanied by a computation of the Acquisition Fee. The Acquisition Fee payable to the Advisor shall be paid at the closing of the acquisition upon receipt of the invoice by the Company. The Company will not pay an Acquisition Fee to the Advisor with respect to any transaction in which the Company is required to pay an Origination Fee to the Advisor pursuant to the provisions of Section 8.02 below. The Acquisition Fee may or may not be taken, in whole or in part, as to any period in the sole discretion of the Advisor. All or any portion of the Acquisition Fee not taken as to any period shall be deferred without interest and may be paid in such other period as the Advisor shall determine.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

KBS CAPITAL ADVISORS LLC

By:	PBren Investments, L.P., a Manager

	By:	PBren Investments, LLC, as general partner

		By:	/s/ Peter M. Bren
Peter M. Bren, Manager

By:	Schreiber Real Estate Investments, L.P., a Manager

	By:	Schreiber Investments, LLC, as general partner

		By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager